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                                                                   Exhibit 12.01

                   Statement Regarding Computation of Ratios

                                                                  Fiscal Year Ended March 31,
                                               -------------------------------------------------------------
                                                 1999         2000         2001         2002         2003
                                               --------     --------    ----------    ---------    ---------
Fixed charges:
    Interest expense                           $ 61,430     $ 84,198    $  135,249    $ 116,436    $ 114,162
    Discount or premium related to
       indebtedness                                 989          957           293          390          390
    Assumed interest element in rent
       expense                                    9,567       16,909        26,245       31,002       38,767
                                               --------     --------    ----------    ---------     --------
         Total fixed charges                   $ 71,986     $102,064    $  161,781    $ 147,828     $153,319
                                               ========     ========    ==========    =========     ========
Earnings (loss):
    Income (loss) before income taxes          $ 39,369     $181,648    $ (552,304)   $(242,602)   $(147,239)
    Fixed charges                                71,986      102,064       161,781      147,828      153,319
                                               --------     --------    ----------    ---------     --------
         Income (loss) before income taxes
            and including fixed charges        $111,355     $283,712    $ (390,523)   $ (94,774)   $   6,080
                                               ========     ========    ==========    =========     ========
Ratio of earnings to fixed charges                1.55x        2.78x            --           --           --
                                               ========     ========    ==========    =========     ========
Deficiency of earnings available to cover
    fixed charges                              $     --     $     --    $ (552,304)   $(242,602)   $(147,239)
                                               ========     ========    ==========    =========    =========